SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[x] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Cortech, Inc.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              [Cortech Letterhead]

                                 August 4, 1998




Dear Cortech Stockholder:

         You probably have received a proxy statement from Asset Value Fund Limited Partnership soliciting your proxy at the upcoming annual meeting of Cortech. Asset Value is attempting a hostile takeover of Cortech and soliciting your proxy in opposition to Cortech, the members of its Board of Directors (including Bert Fingerhut (Chairman), Edward Finkelstein, Dr. John E. Repine, Dr. Joachim von Roy), and the Board's nominees (including Diarmuid Boran, Chief Operating Officer and Acting Chief Financial Officer and Dr. John C. Cheronis, a founding scientist of the Company).

         Please reserve your judgment regarding Asset Value's solicitation until you have received the Company's proxy materials. The Board believes that it is important for stockholders to hear both sides before making a decision on the election of directors and the other important matters to be acted upon at the annual meeting. The Cortech Board of Directors is not, with this letter, soliciting your proxy in connection with the upcoming annual meeting. We simply urge you to defer judgment on the upcoming election of directors until you receive all information from the Company.

         The Company is preparing materials on the background of Asset Value and Paul Koether, who heads the dissident stockholder group that is attempting the hostile takeover. The Company's materials will be mailed to you shortly through the Company's proxy solicitor, D.F. King (1-800-848-3051). We think you will find this information important as you weigh the issues in reaching your decision. We urge you to withhold sending Asset Value's green proxy card until you have reviewed the Company's materials. If you have already sent in Asset Value's green proxy card, the Company's proxy materials will contain instructions on how you can revoke and override the green proxy card.

         Again, please do not send in Asset Value's green proxy card until you hear the full story.

                                             Sincerely,



                                             Bert Fingerhut,
                                             Chairman of the Board and
                                             Acting Chief Executive Officer